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Exhibit 10.5

ZUMIEZ, INC.
1993 STOCK OPTION PLAN

ARTICLE I—GENERAL

1.01. Purpose.

        The purposes of this 1993 Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the management of Zumiez, Inc. and its subsidiaries and affiliates (collectively referred to as the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

1.02. Administration.

(a)
The Plan shall be administered by a Committee appointed by the Board of Directors of Zumiez, Inc. (the "Committee"), as constituted from time to time. The Committee shall consist of at least two members of the Board. A member of the Committee shall be eligible to receive stock options, but shall not participate in any decision regarding the grant of options to him or herself.

(b)
The Committee shall have the authority, in its sole discretion and from time to time to:

(i)
designate the employees or classes of employees eligible to participate in the Plan;

(ii)
grant options provided in the Plan in such form and amount as the Committee shall determine;

(iii)
impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

(iv)
interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

(c)
Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

(d)
In the event the Company registers any of its equity securities pursuant to Section 12(b) or 12(g) of the Exchange Act, it is the intention of the Company that this Plan, and options granted under this Plan, comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning other Plan participants.

1.03. Eligibility for Participation.

        Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.04. Type of Option Under Plan.

        The options granted under the Plan will be nonstatutory Stock Options as described in Article II.

1.05. Aggregate Limitation on Awards.

(a)
Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of Zumiez, Inc. ("Common Stock"). The maximum number of shares of Common Stock that may be issued under the Plan shall be One Hundred (100). If any option granted under this Plan expires or is surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for purposes of this Plan.

(b)
For purposes of calculating the maximum number of shares of Common Stock that may be issued under the Plan, all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted.

1.06. Effective Date and Term of Plan.

        The effective date of the Plan is July 30, 1993. The Committee may grant Stock Options for a period of 10 years after the effective date or until options representing the maximum number of shares is issued, whichever occurs first. The Plan and all Stock Options granted under the Plan will remain in effect until all Stock Options have been exercised or terminated in accordance with the Plan and the terms of the grants of the Stock Options.

ARTICLE II—STOCK OPTIONS

2.01. Award of Stock Options.

        The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase for cash the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted ("Date of Grant") shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02. Stock Option Agreements.

        The grant of a Stock Option shall be evidenced by a written Grant of Stock Option, executed by the Company and the holder of a Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

2.03. Stock Option Price.

        The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on Date of Grant.

2.04. Term and Exercise.

        Each Stock Option shall be exercisable in full or in installments as provided in its grant and unless a shorter period is provided by the Committee or by another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "Option Term"). No Stock Option shall be exercisable after the expiration of its Option Term.

2.05. Manner of Payment.

        Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company the full option price in cash or certified or cashier's check for such shares.

2.06. Restrictions on Certain Shares.

        As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. The optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder. Notwithstanding the foregoing, Common Stock received upon the exercise of the options shall be subject to certain restrictions. The restrictions on these shares of Common Stock shall be as follows:

(a)
The optionee shall be prohibited from the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock without first offering the shares for purchase by the Company at their fair market value. In addition, after termination of employment or termination of the Option, whichever occurs later, the Company shall have the right to repurchase all shares acquired pursuant to the Option from Grantee or Grantee's estate at their fair market value. Additional terms related to these restrictions will be contained in the Grant of Stock Option.

(b)
The restrictions shall apply to any new, additional or different securities the optionee may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

(c)
Until such time as the restrictions hereunder lapse, the share certificate representing such shares shall contain a restrictive legend evidencing said restrictions. Alternatively, the optionee shall be required to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer,

2.07. Death of Optionee.

(a)
Upon the death of the optionee, any rights to the extent exercisable on the date of death may be exercised by the optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the optionee's death.

(b)
The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

2.08. Retirement or Disability.

        Upon termination of the optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the optionee may, within 12 months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 12 month period.

2.09. Termination for Other Reasons.

        Except as provided in Sections 2.07 and 2.08, or except as otherwise determined by the Committee, all Stock Options shall terminate upon the termination of the optionee's employment.

ARTICLE III—MISCELLANEOUS

3.01. General Restriction.

        Each Stock Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

3.02. Non-Assignability.

        No Stock Option under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such option shall be exercisable only by such person or by such person's guardian or legal representative.

3.03. Withholding Taxes.

        Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

3.04. Right to Terminate Employment.

        Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

3.05. Non-Uniform Determinations.

        The Committee's determinations under the Plan (including without limitation determinations of the persons to receive options, the form, amount and timing of such options, the terms and provisions of such options, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, options under the Plan whether or not such persons are similarly situated.

3.06. Rights as a Shareholder.

        The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

3.07. Definitions.

        In this Plan the following definitions shall apply:

(a)
"Subsidiary" means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Zumiez, Inc. or any subsidiary thereof

(b)
"Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Zumiez, Inc.

(c)
"Fair market value" as of any date and in respect of any share of Common Stock means the market value of a share of Common Stock as determined by the Board of Zumiez, Inc. from time to time. Each such determination shall be based upon the recommendation of an independent appraiser, who shall be chosen by the Board and shall have no family or other material relationship with any Shareholder that, in the sole opinion of the Board, could prejudice the judgment of such appraiser, and shall be based upon such valuation procedures as the Board may designate from time to time. Promptly after the Board has determined the fair market value per share, the Secretary shall record the agreed value in the minutes of the Corporation. Any determination of fair market value shall remain in full force and effect, and the parties shall be entitled to rely on it until (i) the Board makes a more current determination of the fair market value per Share, or (ii) two (2) years have expired since the date of the most recent meeting at which the Board fixed the fair market value. In no event shall the fair market value of any share of Common Stock be less than its par value.

(d)
"Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option.

3.08. Leaves of Absence.

        The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on grants of options under the Plan theretofore made to any recipient who takes such leave of absence.

3.09. Newly Eligible Employees.

        The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

3.10. Adjustments.

        In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the option price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

3.11. Amendment of the Plan.

(a)
The Committee may, without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b)
The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her.

        IN WITNESS WHEREOF, this Plan is executed as of the effective date stated in Section 1.06 above.

ZUMIEZ INC.

/s/ THOMAS D. CAMPION Thomas D. Campion, President

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  Exhibit 10.5
ZUMIEZ, INC. 1993 STOCK OPTION PLAN
ARTICLE I—GENERAL
ARTICLE II—STOCK OPTIONS
ARTICLE III—MISCELLANEOUS